[WESTERN UNION MAILGRAM LOGO]


PROXYGRAM SERVICES
51 MERCEDES WAY
EDGEWOOD, NY 11717

06/04/97 13:04:30

James A. Sample
Churchill Communications Corp.
Sample Mailgram
A:\3162.ASC 3901 06/04/97 13:04:14
123 Main Street
Anywhere, NY 12345-1234

                             PLM INTERNATIONAL, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING - JUNE 10, 1997

Dear Shareholder:

         It is extremely important that you vote your proxy at this year's Annual Meeting of Shareholders. Therefore, we have established a method to enable you to vote via Toll-Free ProxyGram. A Confidential Control Number has been assigned to all shareholders of record and your number appears below. Please, you must retain this letter with your Confidential Control Number for your records.

            TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE
                   COMPANY ARE AVAILABLE TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1. Call Toll-Free 1-800-437-7699 between 8:00 a.m. and 12:00 midnight eastern time.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 3162, PLM International, Inc.

3.   State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                  Name:                     <NA.1>
                  Broker:                   <Broker>
                  Control number:           <ControlNum>
                  Number of shares:         <NumShares>

                                                 [WESTERN UNION MAILGRAM LOGO]

PROXYGRAM SERVICES
500 EIGHTH AVENUE
NEW YORK, NY 10018

06/04/97 13:00:39

James A. Sample
Churchill Communications Corp.
Sample Mailgram
A:\3161.ASC 3933 06/04/97 13:00:24
123 Main Street
Anywhere, NY 12345-1234

CONFIDENTIAL IDENTIFICATION NUMBER:  <CIN>
(Your identification number is confidential. It is to assure the operator of your identity.)

                             PLM INTERNATIONAL, INC.
                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
                         ANNUAL MEETING - JUNE 10, 1997

Dear Shareholder:

         It is extremely important that you vote your proxy at this year's Annual Meeting of Shareholders. Therefore, we have established a method to enable you to vote via Toll-Free ProxyGram. A Confidential Identification Number has been assigned to all shareholders of record and your number appears above. Please, you must retain this letter with your Confidential Identification Number for your records.

 TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY ARE AVAILABLE
                              TO ASSIST YOU NOW!!!

                                  INSTRUCTIONS

1. Call Toll-Free 1-800-437-7699 between 8:00 a.m. and 12:00 midnight eastern time.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 3161, PLM International, Inc.

3.   State your name, address and telephone number.

4. State your confidential identification number and number of shares as shown below:

     CONFIDENTIAL IDENTIFICATION NUMBER:    <CIN>

     NUMBER OF SHARES:     <NumShares>